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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 26, 2004

                                 Glowpoint, Inc.
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             (Exact name of Registrant as Specified in its Charter)


         Delaware                   0-25940                    77-0312442
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  (State or other           (Commission File Number)         I.R.S. Employer
  Jurisdiction of                                           Identification No.)
  Incorporation)

                       225 Long Avenue Hillside, NJ 07205
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              (Address of Principal Executive Officers) (Zip Code)


                                 (973) 282-2000
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since past report)



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Item 5.  Other Events

         On February 17, 2004, Glowpoint, Inc. (the "Company") completed the sale of $13.7 million of its common stock and warrants in a private placement transaction. The Company sold 6,100,000 restricted shares of its common stock at a purchase price of $2.25 per shares. The purchasers received five and a half year warrants to purchase 1,830,000 shares of the Company's common stock at an exercise price of $2.75 per share. The warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1. Pursuant to the Registration Rights Agreement attached as Exhibit 10.1, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the restricted shares of the Company's common stock and the shares of the Company's common stock issuable upon any exercise of the warrants. The terms of the private placement are more fully set forth in the Common Stock Purchase Agreement attached hereto as
Exhibit 10.2.


Item 7.  Financial Statements and Exhibits


(a) Financial Statements of Businesses Acquired.

                             Not applicable.

(b) Pro Forma Financial Information.

                             Not applicable.

(c) Exhibits.

Exhibit No.         Description
-----------         -----------

4.1                 Form of Warrant to Purchase Shares of Common Stock of
                    Glowpoint, Inc.

10.1 Registration Rights Agreement dated as of February 17, 2004 between Glowpoint, Inc. and the Purchasers set forth therein.

10.2 Common Stock Purchase Agreement dated as of February 17, 2004 between Glowpoint, Inc. and the Purchasers set forth therein.

99.1                Text of press release dated February 18, 2004.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GLOWPOINT, INC.



Dated:  February 26, 2004
                                       /s/ David C. Trachtenberg
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                                       David C. Trachtenberg
                                       Chief Executive Officer and President







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